Exhibit 32

STATEMENTS OF CORPORATE OFFICERS
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Tucson Electric Power Company (the Company) on Form 10-Q for the period ended September 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned, Susan M. Gray, President and Chief Executive Officer of the Company, and Frank P. Marino, Senior Vice President and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 4, 2024	/s/ Susan M. Gray
Susan M. Gray
President, Chief Executive Officer, and Director
(Principal Executive Officer)

Date:	November 4, 2024	/s/ Frank P. Marino
Frank P. Marino
Sr. Vice President, Chief Financial Officer, and Director
(Principal Financial Officer)